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Exhibit 3.47

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/20/1990 750263003 - 2241757

CERTIFICATE OF INCORPORATION

OF

TOTAL CARE BILLING SERVICES, INC.

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

        FIRST:    The name of the corporation (hereinafter called the "corporation") is TOTAL CARE BILLING SERVICES, INC.

        SECOND:    The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000). The par value of each of such shares is One dollar ($1.00). All such shares are of one class and are shares of Common Stock.

        FIFTH:    The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Sheila R. Hawkins	1025 Vermont Avenue N.W. Washington, D.C. 20005

        SIXTH:    The powers of the incorporator shall terminate upon the filing of this certificate of incorporation. The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of the stockholders of the corporation and until their successors are elected and qualify are as follows:

NAME	MAILING ADDRESS
Stewart Bainum, Jr.	10750 Columbia Pike Silver Spring, MD 20901
James H. Rempe	10750 Columbia Pike Silver Spring, MD 20901
Everett F. Casey	10750 Columbia Pike Silver Spring, MD 20901

        SEVENTH:    The corporation is to have perpetual existence.

        EIGHTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH:    For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1.     The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2.     After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3.     Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

        TENTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

        ELEVENTH:    The corporation shall, to the fullest extent permitted by § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        TWELFTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TWELFTH.

Signed on September 19, 1990:

/s/ Sheila R. Hawkins
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 01/30/1992 752030059 - 2241757

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
TOTAL CARE BILLING SERVICES, INC.
****

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        TOTAL CARE BILLING SERVICES, INC. (hereinafter referred to as the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that ARTICLE FIRST of the Certificate of Incorporation of Total Care Billing Services, Inc. shall be amended to read as follows:

        "FIRST: The name of the corporation is Vitalink Billing Services, Inc."

SECOND:    That in lieu of a meeting and vote of the sole stockholder, the stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said Corporation.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of the Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said TOTAL CARE BILLING SERVICES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Scott Macomber, Vice President, and attested by James H. Rempe, Secretary, this 22nd day of January, 1992.

TOTAL CARE BILLING SERVICES, INC.
	By	/s/ SCOTT MACOMBER
Scott Macomber Vice President
[CORPORATE SEAL]
ATTEST:
By:	/s/ JAMES H. REMPE
James H. Rempe Secretary

STATE OF MARYLAND	)
	)	ss:
COUNTY OF MONTGOMERY	)

        BE IT REMEMBERED that on this 22nd of January, 1992 personally came before me, a Notary Public in the state of Maryland, Scott Macomber, Vice President of TOTAL CARE BILLING SERVICES, INC., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by James H. Rempe, the Secretary of said Corporation, is the common or corporate seal of said Corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ JENNIFER M. SHAFFER
Notary Public My commission expires
[SEAL]	JENNIFER M. SHAFFER NOTARY PUBLIC STATE OF MARYLAND My Commission Expires February 1, 1994

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/27/1993 753239001 - 2241757

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
VITALINK BILLING SERVICES, INC.

****

PURSUANT TO SECTION 242 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

        VITALINK BILLING SERVICES, INC (hereinafter referred to as the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

        FIRST: That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the September 20, 1990 and amended through a Certificate of Amendment filed with said office on January 30, 1992.

        SECOND: That ARTICLE FIRST of the Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

  "FIRST: The name of the corporation is VITALINK INFUSION SERVICES, INC."

        THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, VITALINK BILLING SERVICES, INC has caused its corporate seal to be hereunto affixed and this certificate to be signed by Scott Macomber, its Vice President, and attested by James H. Rempe, its Secretary, this 27th day of July, 1993.

VITALINK BILLING SERVICES, INC.
(SEAL)		By:	/s/ SCOTT MACOMBER Scott Macomber Vice President
ATTEST:
By:	/s/ JAMES H. REMPE James H. Rempe Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 07/07/1997 971222876—2241757

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

        Vitalink Infusion Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

        The Board of Directors of Vitalink Infusion Services, Inc. adopted the following resolution on the 9th day of April, 1997.

        Resolved, that the registered office of Vitalink Infusion Services, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Vitalink Infusion Services, Inc. has caused this statement to be signed by Robert W. Horner, III, its Secretary, this 20th day of June 1997.

/s/ ROBERT W. HORNER, III
Secretary
(Title)
*
Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

(DEL. -264 - 6/15/94)

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

VITALINK INFUSION SERVICES, INC.

        Vitalink Infusion Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

  RESOLVED, that the Restated Certificate of Incorporation of Vitalink Infusion Services, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

  The name of the corporation is NeighborCare Infusion Services, Inc. (the "Corporation").

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Ira C. Gubernick, its Vice President, Office of the Chairman and Corporate Secretary, this 20th day of November, 1998.

Vitalink Infusion Services, Inc.
By	/s/ IRA C. GUBERNICK Vice President, Office of the Chairman and Corporate Secretary

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  Exhibit 3.47
CERTIFICATE OF INCORPORATION OF TOTAL CARE BILLING SERVICES, INC.
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VITALINK BILLING SERVICES, INC. **** PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF VITALINK INFUSION SERVICES, INC.